        _______________________________________________________


                                $225,000,000


                         REVOLVING CREDIT AGREEMENT


                        Dated as of December 15, 1994


                                    Among


                       THE UNITED ILLUMINATING COMPANY


                                 as Borrower


                                     and


                           THE BANKS NAMED HEREIN


                                  as Banks


                                     and


                               CITIBANK, N.A.


                                  as Agent


           _______________________________________________________

                              TABLE OF CONTENTS


Section                                                                 Page
- -------                                                                 ----

                                  ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS
1.01.  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . .  1
1.02.  Computation of Time Periods. . . . . . . . . . . . . . . . . . . . 10
1.03.  Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . 10


                                 ARTICLE II

                      AMOUNTS AND TERMS OF THE ADVANCES
2.01.  The A Advances . . . . . . . . . . . . . . . . . . . . . . . . . . 10
2.02.  Making the A Advances. . . . . . . . . . . . . . . . . . . . . . . 11
2.03.  The B Advances . . . . . . . . . . . . . . . . . . . . . . . . . . 12
2.04.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
2.05.  Reduction of the Commitments . . . . . . . . . . . . . . . . . . . 16
2.06.  Repayment of A Advances. . . . . . . . . . . . . . . . . . . . . . 16
2.07.  Interest on A Advances.  . . . . . . . . . . . . . . . . . . . . . 16
2.08.  Additional Interest on Eurodollar Rate Advances. . . . . . . . . . 17
2.09.  Interest Rate Determination. . . . . . . . . . . . . . . . . . . . 17
2.10.  Voluntary Conversion of A Advances . . . . . . . . . . . . . . . . 19
2.11.  Optional Prepayments of A Advances . . . . . . . . . . . . . . . . 19
2.12.  Increased Costs. . . . . . . . . . . . . . . . . . . . . . . . . . 20
2.13.  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
2.14.  Payments and Computations. . . . . . . . . . . . . . . . . . . . . 21
2.15.  Sharing of Payments, Etc. . . . . . .  . . . . . . . . . . . . . . 23
2.16.  Extension of Commitments and Maturity Date . . . . . . . . . . . . 23
2.17.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

                                 ARTICLE III

                            CONDITIONS OF LENDING
3.01.  Condition Precedent to Initial Advances. . . . . . . . . . . . . . 27
3.02.  Conditions Precedent to Each A Borrowing . . . . . . . . . . . . . 28
3.03.  Conditions Precedent to Each B Borrowing . . . . . . . . . . . . . 28

                                    - i -

Section                                                                 Page
- -------                                                                 ----
                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES
4.01.  Representations and Warranties of the Borrower. . . . . . . . . .  29


                                  ARTICLE V

                          COVENANTS OF THE BORROWER
5.01.  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . 33
5.02.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . 37


                                 ARTICLE VI

                              EVENTS OF DEFAULT
6.01.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . 38


                                 ARTICLE VII

                                  THE AGENT
7.01.  Authorization and Action . . . . . . . . . . . . . . . . . . . . . 40
7.02.  Agent's Reliance, Etc. . . . . . . . . . . . . . . . . . . . . . . 41
7.03.  Citibank and Affiliates. . . . . . . . . . . . . . . . . . . . . . 41
7.04.  Bank Credit Decision . . . . . . . . . . . . . . . . . . . . . . . 42
7.05.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . 42
7.06.  Successor Agent. . . . . . . . . . . . . . . . . . . . . . . . . . 43

                                ARTICLE VIII

                                MISCELLANEOUS
8.01.  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . 43
8.02.  Notices, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
8.03.  No Waiver; Remedies. . . . . . . . . . . . . . . . . . . . . . . . 44
8.04.  Costs, Expenses, Taxes and Indemnification. . . . . . . . . . . .. 44
8.05.  Right of Set-off . . . . . . . . . . . . . . . . . . . . . . . . . 46
8.06.  Binding Effect; Participations and Assignments. . . . . . . . . .. 46
8.07.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
8.08.  Execution in Counterparts. . . . . . . . . . . . . . . . . . . . . 50

                                 - ii -

Schedule I    -      List of Applicable Lending Offices

Exhibit A-1   -      Form of A Note

Exhibit A-2   -      Form of B Note

Exhibit B-1   -      Notice of A Borrowing

Exhibit B-2   -      Notice of B Borrowing

Exhibit C     -      Form of Opinion of Counsel to the Borrower

Exhibit D     -      Form of Opinion of Special New York Counsel to the Agent

                 REVOLVING CREDIT AGREEMENT

                Dated as of December 15, 1994



          THE UNITED ILLUMINATING COMPANY, a Connecticut corporation (the "BORROWER"), the banks parties hereto (the
"BANKS"), and CITIBANK, N.A. ("CITIBANK"), as agent (the
"AGENT") for the Banks hereunder, agree as follows:


                         ARTICLE I

              DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  CERTAIN DEFINED TERMS.  As used in
this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "A ADVANCE" means an advance by a Bank to the Borrower as part of an A Borrowing and refers to an Adjusted Base Rate Advance or a Eurodollar Rate
      Advance, each of which shall be a "Type" of A
      Advance.

           "A BORROWING" means a borrowing consisting of simultaneous A Advances of the same Type and, in the case of Eurodollar Rate Advances, having Interest
      Periods of the same duration, made by each of the Banks pursuant to Section 2.01 or Converted pursuant to Section 2.09 or 2.10.

           "A NOTE" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the A Advances made by such Bank.

           "ADJUSTED RATE BASE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

                     (a)  the rate of interest announced
           publicly by Citibank in New York, New York, from time to time as Citibank's base rate; and

                     (b)  the sum of (i) 1/2 of 1% per
           annum plus (ii) the Federal Funds Rate.

      The Adjusted Base Rate shall change concurrently with each change in such base rate or the Federal Funds
      Rate, as the case may be.

           "ADJUSTED BASE RATE ADVANCE" means an A Advance which bears interest as provided in Section 2.07(a) hereof.

           "ADVANCE" means an A Advance or a B Advance.

           "AFFILIATE" means, as to any Person, any other
      Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

           "APPLICABLE LENDING OFFICE" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of an Adjusted Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B
      Advance, the office of such Bank notified by such Bank to the Agent as its Applicable Lending Office with respect to such B Advance.

           "APPLICABLE MARGIN" means 2/5 of 1% per annum for Eurodollar Rate Advances and 0% per annum for Adjusted Base Rate Advances.

           "AVAILABLE EARNINGS" means, for any period, net income of the Borrower, plus any amount which, in the determination of net income for such period, has been deducted for (i) interest payable on all Debt of the Borrower, and (ii) non-cash charges of the Borrower (including, without limitation, amortization and depreciation), minus any amount which, in the determination of net income for such period, has been added for non-cash credits to income (including, without limitation, allowance for funds used during construction and accrued revenues on account of a sales adjustment clause).

           "B ADVANCE" means an advance by a Bank to the Borrower as part of a B Borrowing resulting from the bidding procedure described in Section 2.03.

           "B BORROWING" means a borrowing consisting of simultaneous B Advances from each of the Banks whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the bidding procedure described in Section 2.03.

           "B NOTE" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Bank resulting from the B Advances made by such Bank.

           "B REDUCTION" has the meaning specified in
      Section 2.01.

           "BANKS" means the Banks listed on the signature pages hereof and their successors and permitted assigns pursuant to Sections 2.16 and 8.06.

           "BEC MORTGAGE" means the First Mortgage and Deed of Trust, dated as of December 1, 1984, between Bridgeport Electric Company and The First National
      Bank of Boston, Trustee.

           "BORROWING" means an A Borrowing or a B
      Borrowing.

           "BRIDGEPORT ELECTRIC COMPANY" means Bridgeport
      Electric Company which was a wholly-owned subsidiary of the Borrower and has been merged with and into the Borrower.

           "BRIDGEPORT ELECTRIC COMPANY BONDS" means, collectively, the 9.44% First Mortgage Bonds (Series
      B) having a final maturity of February 15, 1999, in the aggregate principal amount of $54,000,000, issued by Bridgeport Electric Company and secured by the BEC
      Mortgage, and any refinancing thereof, and the 10.32%
      First Mortgage Bonds (Series C) having a final maturity of January 15, 1995, in the outstanding aggregate principal amount of $60,000,000, issued by Bridgeport Electric Company and secured by the BEC Mortgage, and any refinancing thereof.

           "BRIDGEPORT HARBOR UNIT NO. 3" means the 385 megawatt fossil fuel fired electric generating unit at Bridgeport Harbor Station, Bridgeport,
      Connecticut.

           "BUSINESS DAY" means a day of the year other than a Saturday, Sunday or a public or bank holiday in New York City or in Connecticut and, if the applicable Business Day relates to any Eurodollar
      Rate Advances, on which dealings are carried on in the London interbank market.

           "COMMITMENT" has the meaning specified in
      Section 2.01 hereof.

           "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of A Advances of one Type into A Advances of another Type pursuant to Section 2.09 or 2.10 or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate
      Advances pursuant to Section 2.09 or 2.10.

           "DEBT" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services; (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) Guaranteed Debt;
      and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

           "DOMESTICE LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on
      Schedule I hereto or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

           "DPUC" means the Department of Public Utility
      Control of the State of Connecticut, or any successor or other agency or authority of the State of Connecticut from time to time having a similar jurisdiction.

           "ENVIRONMENTAL EVENT" means (i) the generation, storage, disposal, removal, transportation or treatment of Hazardous Materials in violation of applicable law (A) on any real property owned, occupied or operated by the Borrower or any Person for whose conduct the Borrower is responsible ("Real
      Property"), or (B) in the vicinity of any Real
      Property, which through soil or ground water migration could have come to be located at or on such Real Property; (ii) the receipt by the Borrower of any notice or claim of any violation of any Environmental Law or of any action based upon nuisance, negligence or other tort theory alleging liability on the basis of improper generation, storage, disposal, removal, transportation or treatment of Hazardous Materials on any Real
      Property; or (iii) the presence or release of Hazardous Materials at or from any Real Property, that has resulted in contamination or deterioration of any portion of such property in a level of contamination greater than the levels permitted or established by any governmental authority having jurisdiction over the Borrower or any Real Property.

           "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or the release of any materials into the environment, including, without limitation, the Comprehensive Environmental Response,
      Compensation and Liability Act of 1980, as amended, the Clean Water Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
      Section 2601 et seq.), the Hazardous Materials
      Transportation Act (49 U.S.C. Sections 1801 et seq.), and the Resource Conservation and Recovery Act (42
      U.S.C. Sections 6901 et seq.).

           "ERISA" means the Employee Retirement Income
      Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

           "ERISA EVENT" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of notice of intent to terminate such Plan, pursuant to Section
      4041(a)(2) of

      ERISA (including any such notice with
      respect to a plan amendment referred to in Section
      4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in
      Section 4062(e) of ERISA; (iv) the withdrawal by the Borrower or an Affiliate of the Borrower from a Multiple-Employer Plan during a plan year for which it was a "substantial employer", as defined in
      Section 4001(a)(2) of ERISA; (v) the failure by the Borrower or an Affiliate of the Borrower to make a payment to a Plan required under Section 302(f)(1) of ERISA, which Section imposes a lien for failure to make required payments; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section
      4042 of ERISA, or the occurrence of any event or condition which might constitute grounds under
      Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

           "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "EURODOLLAR LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on
      Schedule I hereto, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

           "EURODOLLAR RATE" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing, a fixed interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two
      Business Days before the first day of such Interest
      Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such A Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the
      Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09 hereof.

           "EURODOLLAR RATE ADVANCE" means an A Advance which bears interest as provided in Section 2.07(b) hereof.

           "EURODOLLAR RATE RESERVE PERCENTAGE" of any Bank for the Interest Period for any Eurodollar Rate
      Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest
      Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve
      System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including
      Eurocurrency Liabilities having a term equal to such Interest Period.

           "EVENTS OF DEFAULT" has the meaning specified in
      Section 6.01 hereof.

           "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

           "GUARANTEED DEBT" of any Person means all Debt guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt; (ii) to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss;
      (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether or not such property is received or such services are rendered); or (iv) otherwise to assure a creditor against loss.

           "HAZARDOUS MATERIALS" means any solid wastes, toxic or hazardous substances, wastes or contaminants, polychlorinated biphenyls, paint containing lead, urea, formaldehyde foam insulation and discharges of sewage or effluent, as any of such terms is defined from time to time in or for the purposes of any Environmental Laws, friable asbestos, pesticides, petroleum or petroleum products.

           "INTEREST CHARGES" means, for any period, the interest due and payable by the Borrower on all Debt of the Borrower during such period.

           "INTEREST PERIOD" means, for each Eurodollar
      Rate Advance comprising part of the same A Borrowing, the period commencing on the date of such Eurodollar
      Rate Advance or the date of the Conversion of any A Advance into such a Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may select, upon notice received by the Agent in accordance with
      Section 2.02(a) or Section 2.10; provided, however, that:

                     (i)  the duration of any Interest
           Period which commences before the Maturity Date and otherwise ends after the Maturity Date shall end on the Maturity Date;

                     (ii) if any Interest Period begins on
           a day for which there is no corresponding day in the calendar month during which such Interest
           Period is to end, such Interest Period shall end on the last Business Day of such month; and

                     (iii)     whenever the last day of any
           Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

           "MAJORITY BANKS" means at any time, if there are A Advances outstanding, Banks holding at least
      66 2/3% of the then aggregate unpaid principal amount of the A Notes held by the Banks, or, if there are no A Advances outstanding, Banks holding at least 66
      2/3% of, collectively, the Commitments (without giving effect to any B Reduction) and the then aggregate unpaid principal amount of the B Notes held by the Banks.

           "MATURITY DATE" means the 364th day following the date of this Agreement or as to any Bank that has extended its Commitment and any Notes held by such Bank pursuant to Section 2.16, such later date that may be established pursuant to Section 2.16 hereof, or, in either case, the earlier date of termination in whole of the Commitments pursuant to Section 2.05 or Section 6.01 hereof.

           "MULTIPLE-EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an Affiliate of the Borrower and at least one
      Person other than the Borrower and its Affiliates or
      (ii) was so maintained and in respect of which the Borrower or an Affiliate of the Borrower could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

           "NOTE" means an A Note or a B Note.

           "NOTICE OF A BORROWING" has the meaning
      specified in Section 2.02(a) hereof.

           "NOTICE OF B BORROWING" has the meaning
      specified in Section 2.03(a) hereof.

           "PBGC" means the Pension Benefit Guaranty
      Corporation or any successor thereto.

           "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

           "PLAN" means a Single-Employer Plan or a Multiple-Employer Plan.

           "REFERENCE BANKS" means Citibank, The Bank of
      New York and Barclays Bank PLC.

           "SINGLE-EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an Affiliate of the Borrower and no Person other than the Borrower and its Affiliates, or (ii) was so maintained and in respect of which the Borrower or an Affiliate of the Borrower could have liability under
      Section 4069 of ERISA in the event such plan has been or were to be terminated.

           SECTION 1.02.  COMPUTATION OF TIME PERIODS.  In
      this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words
      "to" and "until" each means "to but excluding".

           SECTION 1.03.  ACCOUNTING TERMS.  All accounting
      terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) hereof.


                          ARTICLE II

              AMOUNTS AND TERMS OF THE ADVANCES

           SECTION 2.01.  THE A ADVANCES.  Each Bank
      severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the day immediately preceding the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Bank's name on the signature pages hereof as such amount may be reduced pursuant to
      Section 2.05 hereof (such Bank's "COMMITMENT"), provided that the aggregate amount of the Commitments of the Banks shall be deemed used from time to time to the extent of the aggregate amount of the B ADVANCES then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Banks ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B
      REDUCTION").  Each A Borrowing comprised of Adjusted
      Base Rate Advances shall be in an aggregate amount not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof and each A Borrowing comprised of Eurodollar Rate Advances shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.
      Each A Borrowing shall consist of A Advances of the same Type and, in the case of Eurodollar Rate Advances, having Interest Periods of the same duration, made on the same day by the Banks ratably according to their respective Commitments. Within the limits of each Bank's Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.11 hereof and reborrow under this Section 2.01.

           SECTION 2.02.  MAKING THE A ADVANCES.  (a)  Each
      A Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of a proposed Adjusted Base Rate Borrowing or on the third
      Business Day prior to the date of a proposed
      Eurodollar Rate Borrowing, by the Borrower to the Agent, which shall give to each Bank prompt notice thereof by telecopier, telex or cable. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested
      (i)  date of such A Borrowing, (ii)  Type of A
      Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing comprised of Eurodollar Rate
      Advances, the initial Interest Period for each such A
      Advance.  Each Bank shall, before 12:00 noon (New
      York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending
      Office to the Agent at its address referred to in
      Section 8.02 such Bank's ratable portion of such A
      Borrowing, in same day funds. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's aforesaid address.

           (b)  Each Notice of A Borrowing shall be
      irrevocable and binding on the Borrower. In the case of any A Borrowing which the related Notice of A
      Borrowing specifies is to be comprised of Eurodollar
      Rate Advances, the Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of A
      Borrowing for such A Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the A
      Advance to be made by such Bank as part of such A
      Borrowing when such A Advance, as a result of such failure, is not made on such date.

           (c) Unless the Agent shall have received notice from a Bank prior to the date of any A Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such A Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such A
      Borrowing in accordance with subsection (a) of this
      Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
      (i) in the case of the Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's A Advance as part of such A Borrowing for purposes of this Agreement.

           (d) The failure of any Bank to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the A Advance to be made by such other Bank on the date of any A Borrowing.

           SECTION 2.03.  The B ADVANCES.  (a)  Each Bank
      severally agrees that the Borrower may make B
      Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the day prior to the Maturity Date in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Banks
      (computed without regard to any B Reduction).

           (i)  The Borrower may request a B Borrowing
      under this Section 2.03 by delivering to each Bank by telecopier a notice of a B Borrowing (a "NOTICE OF B
      BORROWING"), in substantially the form of Exhibit B-2 hereto, not later than 10:00 A.M. (New York City time) at least one Business Day prior to the date of the proposed B Borrowing. The Borrower shall specify in the Notice of B Borrowing the date of such proposed B Borrowing, the aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such proposed
      B Borrowing (which maturity date may not be later than the Maturity Date), and the interest payment date or dates for such proposed B Borrowing. Such
      Notice of B Borrowing shall also specify the basis to be used by the Banks in determining the rates of interest to be offered by them or that such rates of interest are to be fixed rates per annum, and any other terms to be applicable to such B Borrowing.

           (ii) Each Bank may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying the Borrower by telecopier, before 10:00
      A.M. (New York City time) on or before the date of such proposed B Borrowing of the minimum amount and maximum amount of each B Advance which such Bank would be willing to make as part of such proposed B
      Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Bank's Commitment), the rate or rates of interest therefor and such Bank's Applicable Lending
      Office with respect to such B Advance. If any Bank shall elect not to make such an offer, such Bank shall so notify the Borrower, before 10:00 A.M. (New
      York City time) on the date on which notice of such election is to be given to the Borrower by the other
      Banks, and such Bank shall not be obligated to, and shall not, make any B Advance as part of such B
      Borrowing; provided that the failure by any Bank to give such notice shall not cause such Bank to be obligated to make any B Advance as part of such proposed B Borrowing.

           (iii)     The Borrower shall, in turn, before
      11:00 A.M. (New York City time) on the date of such proposed B Borrowing, either

                     (x)  cancel such B Borrowing by giving
           each Bank that has made an offer as described in paragraph (ii) above written notice by telecopier to that effect, or

                     (y)  accept one or more of the offers
           made by any Bank or Banks pursuant to paragraph
           (ii) above, in its sole discretion, by giving notice to each Bank that has made an offer as described in paragraph (ii) above of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount and equal to or less than the maximum amount notified to the Borrower by such Bank for such B Advance pursuant to paragraph (ii) above) to be made by any Bank as part of such B Borrowing and the date of such B Borrowing, and reject any remaining offers made by Banks pursuant to paragraph (ii) above by giving each Bank that has made an offer as described in paragraph (ii) above written notice by telecopier to that effect.

           (iv) If the Borrower accepts one or more of the offers made by any Bank or Banks pursuant to paragraph (iii)(y) above, the Borrower shall promptly deliver to each Bank that is to make a B Advance as part of such B Borrowing, the documents necessary to fulfill the applicable conditions set forth in
      Article III.  Each Bank that is to make a B Advance
      as part of such B Borrowing shall, before 12:00 noon
      (New York City time) on the date of such B Borrowing specified in the notice received from the Borrower pursuant to paragraph (iii)(y) or any later time when such Bank shall have received and be satisfied that the documents delivered pursuant to the preceding sentence fulfill such conditions set forth in Article
      III, make available such Bank's portion of such B
      Borrowing to the Borrower, in same day funds. Upon fulfillment of the applicable conditions set forth in
      Article III and after receipt by the Borrower of such funds, the Borrower will promptly notify each Bank in writing by telecopier of the amount of the B
      Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

           (b) Each B Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each B Borrowing, the Borrower and each Bank shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

           (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below and reborrow under this Section 2.03.

           (d) The Borrower shall repay each Bank which has made a B Advance, or each other holder of a B
      Note, on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection
      (a)(i) above and recorded on the grid attached to the related B Note), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any principal amount of any B Advance unless, and then only on the terms, specified by the Borrower for such B Advance in the related Notice of B
      Borrowing delivered pursuant to subsection (a)(i) above and set forth in the related B Note.

           (e)  The Borrower shall pay interest on the
      unpaid principal amount of each B Advance from the date of such B Advance to the date such principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Bank making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the related B
      Note.

           (f) The Borrower shall make each payment under any B Note not later than 11:00 A.M. (New York City time) on the date when due in U.S. Dollars to any Bank due such payment at its Applicable Lending
      Office.

           (g) The Borrower shall provide the Agent prompt notice of all B Advances made pursuant to this
      Section 2.03 or all payments made in respect of such B Advances so that the Agent may maintain accurate records of all B Advances outstanding hereunder.

           SECTION 2.04.  FEES.  (a)  The Borrower agrees
      to pay to the Agent for the account of each Bank a facility fee on the total amount of such Bank's
      Commitment (without giving effect to any B Reduction) from the date hereof until the Maturity Date at the rate of .2% per annum regardless of usage. Such fee shall be calculated on the basis of actual number of days elapsed in a year of 360 days. Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December during the term of such Bank's Commitment, commencing March 31, 1995, and on the Maturity Date.

           (b) The Borrower agrees to pay to the Agent an agency fee in such amounts and payable at such times, as shall be agreed to between them in writing.

           SECTION 2.05.  REDUCTION OF THE COMMITMENTS.
      The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks (without giving effect to any B Reduction), provided that the aggregate amount of the Commitments of the Banks shall not be reduced to an amount which is less than the aggregate principal amount of the B
      Advances then outstanding and provided, further, that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Agent shall promptly notify each Bank of any reduction in the Commitments pursuant to this Section 2.05.

           SECTION 2.06.  REPAYMENT OF A ADVANCES.  The
      Borrower shall repay the principal amount of each A
      Advance made by each Bank in accordance with the A
      Note to the order of such Bank.

           SECTION 2.07.  INTEREST ON A ADVANCES.  The
      Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Bank from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

           (a)  ADJUSTED BASE RATE ADVANCES.  If such A
      Advance is an Adjusted Base Rate Advance, a rate per annum equal at all times to the Adjusted Base Rate plus the Applicable Margin, payable quarterly on the last day of each March, June, September and December during the term hereof, on the Maturity Date and on the date such Adjusted Base Rate Advance shall be Converted or paid in full.

           (b)  EURODOLLAR RATE ADVANCES.  If such A
      Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such A Advance to the Eurodollar Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period and, if the Interest Period for such A Advance has a duration of six months, on the numerically corresponding day that occurs during such Interest Period three months from the first day of such Interest Period (or, if any such month does not have a numerically corresponding day, then on the last day of such month).

           SECTION 2.08.  ADDITIONAL INTEREST ON EURODOLLAR
      RATE ADVANCES. The Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal
      Reserve System to maintain reserves with respect to liabilities or assets consisting of or including
      Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate
      Advance of such Bank, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar
      Rate for the Interest Period for such A Advance from
      (ii) the rate obtained by dividing such Eurodollar
      Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such A Advance. Such additional interest shall be determined by such Bank and notified to the Borrower through the Agent.

           SECTION 2.09.  INTEREST RATE DETERMINATION.  (a)
      Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference
      Banks.

      (b) The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of Section
      2.07(a) or (b) hereof, and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(b) hereof.

      (c) If fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

           (i)  the Agent shall forthwith notify the
      Borrower and the Banks that the interest rate cannot be determined for such Eurodollar Rate Advances,

           (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into an Adjusted Base Rate Advance
      (or if such Advance is then an Adjusted Base Rate
      Advance, will continue as an Adjusted Base Rate
      Advance), and

           (iii)  the obligation of the Banks to make,
      or to Convert A Advances into Eurodollar Rate
      Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

      (d)  If, with respect to any Eurodollar Rate
      Advances, the Majority Banks notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Banks, whereupon

           (i)  each Eurodollar Rate Advance will
      automatically, on the last day of the then existing
      Interest Period therefor, Convert into an Adjusted
      Base Rate Advance, and

           (ii) the obligation of the Banks to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

      (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar
      Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in
      Section 1.01, the Agent will
      forthwith so notify the Borrower and the Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Adjusted Base Rate Advances.

      (f) On the date on which the aggregate unpaid principal amount of A Advances comprising any A Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such A
      Advances shall, if they are Eurodollar Rate Advances, automatically Convert into Adjusted Base Rate
      Advances, and on and after such date the right of the Borrower to Convert such A Advances into Eurodollar
      Rate Advances shall terminate; provided, however, that if and so long as each such A Advance shall be of the same Type and have the same Interest Period as A Advances comprising another A Borrowing or other A Borrowings, and the aggregate unpaid principal amount of all such A Advances shall equal or exceed $5,000,000, the Borrower shall have the right to continue all such A Advances as, or to Convert all such A Advances into, Advances of such Type having such Interest Period.

           SECTION 2.10.  VOLUNTARY CONVERSION OF A ADVANCES.
      So long as no Event of Default or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, the Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed
      Conversion and subject to the provisions of Sections 2.09 and 2.13 hereof, Convert all A Advances of one Type comprising the same A Borrowing into A Advances of another
      Type or A Advances of the same Type to a new Interest Period; provided, however, that any Conversion of any Eurodollar
      Rate Advances into Adjusted Base Rate Advances or Eurodollar Rate Advances into Eurodollar Rate Advances having new
      Interest Periods shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances, unless the Borrower shall also reimburse the Banks in respect thereof pursuant to Section 8.04(b) hereof on the date of such Conversion. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the A Advances to be Converted, and (iii) if such Conversion is into or relating to Eurodollar Rate Advances, the duration of the Interest Period for each such A Advance. The Agent shall promptly notify each Bank of any notice received from the Borrower pursuant to this Section.

           SECTION 2.11.  OPTIONAL PREPAYMENTS OF A
      ADVANCES.  The Borrower may, upon at least one
      Business Day's notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple of $1,000,000 thereof, and (ii) in the case of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 8.04(b). Except as provided in this Section 2.11, the Borrower shall have no right to prepay any principal amount of any A Advances.

           SECTION 2.12.  INCREASED COSTS.  (a) If, due to
      either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements in the case of Eurodollar Rate
      Advances included in any Bank's Eurodollar Rate
      Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

           (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by such Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.

           (c) Each Bank will notify the Borrower and the Agent of any increase in cost incurred by such Bank pursuant to subsection (a) or of any determination made by such Bank pursuant to subsection (b) as promptly as practicable. Each Bank will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

           SECTION 2.13. ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Banks to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Banks then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Agent, Converts all Eurodollar Rate Advances of all Banks then outstanding into Adjusted Base Rate Advances in accordance with Section 2.10; provided, however, that the Borrower will not be permitted to Convert such Eurodollar Rate Advances to Adjusted Base Rate
      Advances if the applicable law or regulation requires immediate compliance on the part of such affected Bank.

           SECTION 2.14.  PAYMENTS AND COMPUTATIONS.  (a)
      Subject to Section 2.03 hereof, the Borrower shall make each payment hereunder and under the A Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at its address at One Court Square, 7th Floor, Zone 1, Long Island
      City, New York 11120, in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.08, 2.12 or 2.15 hereof) to the Banks for the account of their respective
      Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable
      Lending Office, in each case to be applied in accordance with the terms of this Agreement.

           (b) The Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank is not made (to such Bank or to the Agent for such Bank) when due hereunder or under any Note held by such Bank, to charge from time to time against any or all of the Borrower's accounts with such Bank any amount so due.

           (c) All computations of interest based on the Adjusted Base Rate (to the extent the Adjusted Base
      Rate is based on the Citibank's base rate) shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Adjusted
      Base Rate (to the extent the Adjusted Base Rate is based on the Federal Funds Rate) and of all fees shall be made by the Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 2.08 hereof, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

           (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be;
      provided, however, if such extension would cause payment of interest on or principal of Eurodollar
      Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

           (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

           (f) Notwithstanding anything to the contrary contained herein, any amount payable by the Borrower hereunder or under any Note (i) that is not paid when due (whether at stated maturity, by acceleration or otherwise) or (ii) at any time and for so long as an Event of Default has occurred and is continuing shall bear interest from the date when due until paid in full or for so long as such Event of Default is continuing (as the case may be) at a rate equal at all times to the sum of the Adjusted Base Rate, plus
      2% per annum, payable upon demand.

           SECTION 2.15. SHARING OF PAYMENTS, ETC. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.08 or 2.12 hereof) in excess of its ratable share of payments on account of the A Advances obtained by all the Banks, such Bank shall forthwith purchase from the other
      Banks such participations in the A Advances made by them as shall be necessary to cause such purchasing
      Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to
      (ii) the total amount so recovered from the purchasing
      Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

           SECTION 2.16. EXTENSION OF COMMITMENTS AND MATURITY DATE. (a) So long as no Event of Default has occurred and is continuing, at least 60 but not more than 90 days before the Maturity Date then in effect, the Borrower may, by delivering a written request to the Agent (each such request being irrevocable), request that each Bank extend for 364 days the Maturity Date with respect to such Bank's Commitment. The Agent shall, upon its receipt of such a request, promptly notify each Bank thereof, and request that each Bank promptly advise the Agent of its approval or rejection of such request.

      (b) Upon receipt of such notification from the Agent, each Bank may (but shall not be required to), in its sole and absolute discretion, agree to extend the Maturity Date with respect to its Commitment and any of its outstanding Advances for a period of 364 days, and shall (should it determine to do so), no earlier than 30 days (but in any event no later than 20 days prior to the then-scheduled Maturity Date) following its receipt of such notification, notify the Agent in writing of its approval concerning such request. If any Bank shall not so notify the Agent, such Bank shall be deemed not to have consented to such request. The Agent shall thereupon notify the Borrower no later than 15 days prior to the then-scheduled Maturity Date as to the Banks, if any, that have consented to such request.

      (c) If the Majority Banks agree to such request, the Commitment of each Bank that consents to such request shall be extended for a period of 364 days, commencing on the then-scheduled Maturity Date. Subject to subsection
      (d), below, the Commitment of any Bank electing not to extend (or failing to notify the Agent in writing of its consent to extend) the Maturity Date shall automatically terminate on the then-scheduled Maturity Date.

      (d)  In the event that any Bank (a "NONCONSENTING
      BANK") shall not consent (or shall be deemed not to have consented) to the Borrower's extension request made prior to the Maturity Date pursuant to subsection (a), above, the Borrower will have the right to substitute other financial institutions acceptable to the Agent for any Nonconsenting Bank
      (provided that the other Banks shall have the right to increase their commitments up to the amount of such Nonconsenting Bank's commitment before the Borrower shall be permitted to substitute any other financial institution for such Nonconsenting Bank) by causing any Nonconsenting Bank to assign its Commitment hereunder pursuant to Section 8.06 hereof.

      (e) On each then-scheduled Maturity Date, the aggregate Commitments shall be automatically reduced by an amount equal to the product of (i) the sum of the percentages of those Nonconsenting Banks (other than those Nonconsenting Banks for which the Borrower has substituted another financial institution pursuant to subsection (d) above) that have elected not to extend (or failed to notify the Agent of their consent to extend) their Commitments pursuant to subsection (b) or (d), above, as applicable, and (ii) the Commitments on such Maturity
      Date immediately prior to such calculation.

      (f) In the event that any Bank shall not have consented to a request made by the Borrower under this Section 2.16 to extend the Maturity Date, then, on the date of any termination or reduction of the respective Commitment for such Bank pursuant to this
      Section 2.16, the Borrower shall pay or prepay to such Bank the aggregate outstanding principal amount of all Advances of such Bank, together with accrued interest to the date of such prepayment on the principal amount prepaid and all other fees and other amounts due hereunder. In the case of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse each such Bank in respect thereof pursuant to Section 8.04.

      SECTION 2.17.  TAXES.  (a)  Any and all payments by
      the Borrower hereunder and under the Notes shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its overall net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its overall net income and franchise taxes imposed on it by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
      (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) The Borrower will indemnify each Bank and the Agent for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Agent
      (as the case may be) makes written demand therefor.

      (c) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof.

      (d) Each Bank which is organized under the laws of a jurisdiction outside of the United States agrees that, on or prior to the date upon which it shall become a party hereto, and upon the reasonable request from time to time of the Borrower or the Agent, such Bank will deliver to the Borrower and the Agent duly completed copies of such form or forms as may from time to time be prescribed by the United
      States Internal Revenue Service indicating that such
      Bank is entitled to receive payments without deduction or withholding of any United States Federal income taxes, as permitted by the Code. Each Bank that delivers to the Borrower and the Agent the form or forms referred to in the preceding sentence further undertakes to deliver to the Borrower and the Agent further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect, unless such Bank is no longer permitted under United States law to deliver such form or forms. Each such Bank represents and warrants that each such form supplied by it to the Agent and the Borrower pursuant to this subsection
      (e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

      (e) Any Bank claiming any additional amounts payable pursuant to this Section 2.17 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

      (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
      Section 2.17 shall survive the payment in full of principal and interest hereunder and under the Notes.

                         ARTICLE III

                     CONDITIONS OF LENDING

           SECTION 3.01.  CONDITION PRECEDENT TO INITIAL
      ADVANCES. The obligation of each Bank to make its initial Advance is subject to the condition precedent that the Agent shall have received on or before the day of the initial Borrowing the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Bank:

           (a)  The Notes payable to the order of the
      Banks, respectively.

           (b) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes, together with certified copies of the charter and bylaws (or equivalent documents) of the Borrower, and a certificate from the Secretary of State of the State of Connecticut
      (or other appropriate authority of such jurisdiction) evidencing the good standing of the Borrower.

           (c)  A certificate of the Secretary or an
      Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

           (d)  A favorable opinion of Wiggin & Dana,
      counsel for the Borrower, substantially in the form of Exhibit C hereto and as to such other matters as any Bank through the Agent may reasonably request.

           (e)  A favorable opinion of King & Spalding,
      counsel for the Agent, substantially in the form of Exhibit D hereto, to the effect that, while they have not independently considered the matters covered by the opinion furnished pursuant to Section 3.01(d) hereof to the extent necessary to enable them to express the conclusions stated therein, (i) this Agreement and the Notes appear to be in substantially acceptable legal form and (ii) such opinion and the other documents furnished pursuant to the preceding provisions of this Section 3.01 are substantially responsive to the requirements of this Agreement.

           (f)  Evidence that all obligations of the
      Borrower under the Revolving Credit Agreement, dated as of January 25, 1993, as amended (as amended, the "OLD CREDIT AGREEMENT"), among the Borrower, certain banks and Citibank, as administrative agent, will be paid in full with the proceeds of the initial
      Advance, and that the commitments of such banks under the Old Credit Agreement have been terminated as of the date this Agreement became effective pursuant to
      Section 8.06(a) hereof or otherwise.

           SECTION 3.02.  CONDITIONS PRECEDENT TO EACH A
      BORROWING.  The obligation of each Bank to make an A
      Advance on the occasion of each A Borrowing
      (including the initial A Borrowing) shall be subject to the further conditions precedent that on the date of such A Borrowing, the Borrower shall certify that:
      (a) the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the Borrower of the proceeds of such A Borrowing shall constitute a representation and warranty by the Borrower that on the date of such A Borrowing such statements are true):

                     (i)  The representations and
           warranties contained in Section 4.01 are correct on and as of the date of such A Borrowing, before and after giving effect to such A
           Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                     (ii) No event has occurred and is
           continuing, or would result from such A
           Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

           and (b) the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.

                SECTION 3.03.  CONDITIONS PRECEDENT TO EACH
           B BORROWING. The obligation of each Bank which is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (i) such Bank shall have received the written confirmatory Notice of B Borrowing with respect thereto, and (ii) on the date of such B Borrowing, the Borrower shall certify that the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

           (a)  The representations and warranties
      contained in Section 4.01 are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

           (b) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

           (c) No event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Agent and each Bank by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.


                          ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

           SECTION 4.01.  REPRESENTATIONS AND WARRANTIES OF
      THE BORROWER. The Borrower represents and warrants as follows:

           (a)  The Borrower is a corporation duly
      incorporated, validly existing and in good standing under the laws of the State of Connecticut and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified. Except where failure to procure the same will not materially affect the conduct of its business, the Borrower has validly procured and now possesses all franchises, rights, licenses and permits and other similar authorizations which are required for its present operations by each jurisdiction in which it is carrying on any material portion of its business.
      The Borrower is in compliance in all material respects with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, compliance with all Environmental Laws and payment of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent contested in good faith), non-compliance with which would materially adversely affect the business, operations, affairs, assets, condition, financial or otherwise, or prospects of the Borrower or in any way affect the ability of the Borrower to perform its obligations under this Agreement or under the Notes.

           (b) The execution, delivery and performance by the Borrower of this Agreement, the Notes and all other instruments and documents to be delivered hereunder, and the transactions contemplated hereby and thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Borrower's charter or bylaws or (ii) any law, rule, regulation, order or judgment applicable to, or any contractual restriction binding on or affecting, the Borrower, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

           (c)  No authorization or approval or other
      action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement, the Notes or any other document or instrument to be delivered hereunder.

           (d)  This Agreement is, and each Note when
      delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

           (e) The consolidated balance sheet (including the notes thereto) of the Borrower and its subsidiaries as at December 31, 1993 and the related consolidated statements of income and retained earnings of the Borrower and its subsidiaries for the fiscal year then ended, certified by Coopers &
      Lybrand, independent public accountants, and the unaudited consolidated balance sheet of the Borrower and its subsidiaries as at September 30, 1994, and the related consolidated statements of income and retained earnings of the Borrower and its subsidiaries for the fiscal quarter and nine months then ended, certified by the chief financial officer of the Borrower, copies of which have been furnished to each Bank, fairly present (subject, in the case of such balance sheet and statements of income for the fiscal quarter and nine months ended September 30, 1994, to normal year-end adjustments) the consolidated financial condition of the Borrower and its subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied and, except as described in said September 30, 1994 financial statements, since December 31, 1993 there has been no material adverse change in the business, operations, affairs, assets, condition, financial or otherwise, or prospects of the Borrower and its subsidiaries on a consolidated basis. Neither the Borrower nor any of its subsidiaries has any material contingent liability not provided for or disclosed in the financial statements referred to in this subsection (e) or contained in the Borrower's Annual
      Report on Form 10-K for the fiscal year ended
      December 31, 1993.

           (f)  There has not been any failure by the
      Borrower to file at or prior to the time required any report or other filing with any regulatory or other governmental authority having jurisdiction over it, which failure would materially adversely affect the business, operations, affairs, assets, condition, financial or otherwise, or prospects of the Borrower.

           (g)  Except as described in the financial
      statements furnished pursuant to subsection (e) above or in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, there are neither (i) any actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the property of the Borrower in any court or before any arbitrator of any kind or before or by any governmental body, nor (ii) any developments or determinations in any such suits or proceedings, which actions, suits, proceedings, developments or determinations may materially adversely affect the business, operations, affairs, assets, condition, financial or otherwise, or prospects of the Borrower or which may materially adversely affect the ability of the Borrower to perform its obligations under this Agreement or the Notes. The Borrower is not in default with respect to any order of any court, arbitrator or governmental body, except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Borrower.

           (h) No proceeds of any Advance will be used by the Borrower to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

           (i) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

           (j) The Borrower is not an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. The
      Borrower is not a "holding company" as that term is defined in the Public Utility Holding Company Act of
      1935.

           (k)  No ERISA Event has occurred or is
      reasonably expected to occur with respect to any Plan which reasonably could be expected to materially adversely affect the business, operations, affairs, assets or condition, financial or otherwise, or prospects of the Borrower and its subsidiaries on a consolidated basis, or the ability of the Borrower to perform its obligations hereunder. The Borrower is not an employer under any Multiple-Employer Plan.

           (l)  The Borrower carries insurance with
      responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties
      (including, without limitation, the operation and ownership of nuclear generating facilities) in the same general areas in which the Borrower operates.

           (m) No Environmental Event has occurred and is continuing except for such Environmental Events as have been disclosed to the Banks in writing and as do not, in the reasonable opinion of the Borrower, materially adversely affect the assets, liabilities, financial condition, business, operations or prospects of the Borrower.

           (n)  The Borrower has filed all tax returns
      (Federal, state and local) required to be filed and paid taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves in accordance with generally accepted accounting principles for payment thereof.


                            ARTICLE V

                     COVENANTS OF THE BORROWER

           SECTION 5.01.  AFFIRMATIVE COVENANTS.  So long
      as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

           (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, compliance with ERISA, all Environmental Laws and the payment before the same become delinquent of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent contested in good faith), non-compliance with which would materially adversely affect the business, operations, affairs, assets or condition, financial or otherwise, or prospects of the Borrower or in any way affect the ability of the Borrower to perform its obligations under this Agreement or under the Notes.

           (b)  PRESERVATION OF CORPORATE EXISTENCE.
      Preserve and maintain its corporate existence, rights, licenses, permits, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure of the Borrower to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Banks under this Agreement or under the Notes, or the ability of the Borrower to perform its obligations under this Agreement or under the Notes.

           (c)  PERFORMANCE AND COMPLIANCE WITH OTHER
      AGREEMENTS. Perform and comply with each of the material provisions of each indenture, credit agreement, contract or other agreement by which the Borrower or its properties are bound, non-performance or non-compliance with which would have a material adverse effect upon the business or credit of the Borrower or in any way affect the ability of the Borrower to perform its obligations under this Agreement or under the Notes.

           (d)  MAINTENANCE OF INSURANCE.  Maintain
      insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties (including, without limitation, the operation and ownership of nuclear generating facilities) in the same general areas in which the Borrower operates.

           (e) VISITATION RIGHTS. At any reasonable time and from time to time, permit the Agent or any of the Banks or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and to discuss the affairs, finances and accounts of the Borrower with any of its officers or directors.

           (f)  KEEPING OF BOOKS.  Keep proper books of
      record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section
      4.01(e) hereof.

           (g) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

           (h) PAYMENT OF TAXES, ETC. Pay and discharge before the same shall become delinquent all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property, except to the extent the Borrower is contesting the same in good faith by appropriate proceedings and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof.

           (i) REPORTING REQUIREMENTS. Furnish to each of the Banks:

                     (i)  as soon as available and in any
           event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Borrower's Quarterly Report on
           Form 10-Q together with a certificate of the chief financial officer of the Borrower
           (x) stating that no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, or, if an Event of Default or such event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto and (y) demonstrating compliance with Section 5.02(d) hereof for and as of the end of such quarter, such demonstration to be in a schedule which sets forth the computations used in demonstrating such compliance;

                     (ii) as soon as available and in any
           event within 120 days after the end of each fiscal year of the Borrower, the Borrower's
           Annual Report on Form 10-K, together with a certificate of the chief financial officer of the Borrower stating that no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, or, if an Event of Default or such event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

                     (iii)     promptly after the sending
           or filing thereof, copies of all reports which the Borrower sends to any of its shareholders and copies of all other reports and registration statements which the Borrower files with the Securities and Exchange Commission or any national securities exchange, other than registration statements relating to employee benefit plans, to the Borrower's Dividend
           Reinvestment and Common Stock Purchase Plan, and to registrations of securities for any selling security holder;

                     (iv) promptly after the filing or
           receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which the Borrower files under ERISA with the Internal
           Revenue Service or the PBGC or the U.S.
           Department of Labor or which the Borrower receives from the PBGC;

                     (v)  as soon as possible and in any
           event within five days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the statement of the chief financial officer or chief accounting officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower proposes to take with respect thereto;

                     (vi) as soon as possible and in any
           event within five days after the commencement thereof or any adverse determination or development therein, notice of all actions, suits and proceedings which may adversely affect the Borrower's ability to perform its obligations under the Agreement or under the Notes; and

                     (vii)     promptly, from time to time,
           such other information, documents, records or reports respecting the business, operations, affairs, assets or condition, financial or otherwise, or prospects of the Borrower as any Bank through the Agent may from time to time reasonably request.

                SECTION 5.02.  NEGATIVE COVENANTS.  So long
           as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

           (a) LIENS, ETC. Create, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties or rights, whether now owned or hereafter acquired, or assign any right to receive income, services or property;
      provided, however, that the lien on Bridgeport Harbor
      Unit No. 3 in favor of the holders of the Bridgeport
      Electric Company Bonds that were assumed by the Borrower as part of the merger of Bridgeport Electric
      Company with and into the Borrower shall be permitted to exist.

           (b)  MERGERS, SALE OF ASSETS, ETC.  Merge or
      consolidate with any Person or sell, assign, lease, transfer or otherwise dispose of, (whether in one transaction or a series of transactions) all or substantially all of its assets or properties
      (whether now owned or hereafter acquired) or any material asset or property to any Person, except for
      (i) dispositions of receivables and (ii) dispositions arising in the ordinary course of its business as conducted on the date hereof.

           (c)  INVESTMENTS IN OTHER PERSONS.  Make any
      loan or advance to any Person or purchase or otherwise acquire the capital stock, assets or obligations of, or any interest in, any Person
      (except in the ordinary course of business), provided, (i) that the Borrower may purchase original issue capital stock or treasury stock from any wholly-owned direct subsidiary of the Borrower for cash, and/or contribute capital to any wholly-owned direct subsidiary of the Borrower, in the form of cash or real property of the Borrower, (ii) that the Borrower may loan or advance funds to any wholly-owned direct or indirect subsidiary of the Borrower hereof at any time outstanding in an aggregate amount not to exceed $50,000,000, and (iii) that the Borrower may loan or advance funds to the trustee of any employee stock ownership plan of the Borrower or any of its subsidiaries in an aggregate amount not to exceed $50,000,000; provided that the aggregate amount of all such purchases, contributions, loans and advances referred to in clauses (i), (ii) and (iii) above, plus the aggregate amount of the Borrower's Guaranteed

      Debt in respect of all employee stock ownership plans of the Borrower and all of its subsidiaries at any time outstanding, shall not exceed in the aggregate $60,000,000.

           (d) INTEREST COVERAGE RATIO. Allow the ratio of Available Earnings to Interest Charges for each period of twelve consecutive calendar months ending on the last day of each of March, June, September and December to be less than 1.5 to 1.0.


                          ARTICLE VI

                      EVENTS OF DEFAULT

           SECTION 6.01.  EVENTS OF DEFAULT.  If any of the
      following events ("Events of Default") shall occur and be continuing:

           (a)  The Borrower shall fail to pay any
      principal of, or interest on, any Note or any facility fees or other amounts payable hereunder when due; or

           (b)  Any representation or warranty made, or
      deemed made, by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

           (c)  The Borrower shall fail to perform or
      observe any of the covenants and agreements contained in Section 5.01(i)(v) or Section 5.02; or

           (d)  The Borrower shall fail to perform or
      observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Agent or any Bank; or

           (e) The Borrower shall fail to pay any Debt or Guaranteed Debt, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Guaranteed Debt; or any other default under any agreement or instrument relating to any such Debt or Guaranteed Debt, or any other event, shall occur and shall continue after the applicable Grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt or Guaranteed Debt; or any such Debt or Guaranteed Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

           (f) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debts, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower (but not instituted by the Borrower) such proceeding shall continue undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, the Borrower or any substantial part of the property of the Borrower) shall occur or the Borrower shall consent to or acquiesce in any such proceeding; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection; or

           (g) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower and enforcement proceedings shall have been commenced by any creditor upon such judgment or order or there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (h) Any ERISA Event shall have occurred with respect to a Plan and, 30 days after notice thereof shall have been given to the Borrower by the Agent or any Bank, such ERISA Event shall still exist; or

           (i) An Environmental Event or any other event shall have occurred that in the reasonable opinion of the Borrower materially adversely affects the assets, liabilities, financial condition, business, operations or prospects of the Borrower;

      then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the holders of at least 66 2/3% in principal amount of the A Notes then outstanding or, if no A Notes are then outstanding, Banks having at least 66 2/3% of the Commitments (without giving effect to any B
      Reduction), by notice to the Borrower, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the holders of at least 66 2/3% in principal amount of the Notes then outstanding or, if no Notes are then outstanding, Banks having at least
      66 2/3% of the Commitments, by notice to the Borrower, declare the Notes (if any), all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                         ARTICLE VII

                          THE AGENT

           SECTION 7.01.  AUTHORIZATION AND ACTION.  Each
      Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

           SECTION 7.02.  AGENT'S RELIANCE, ETC.  Neither
      the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct.
      Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
      (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or any of its subsidiaries; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

           SECTION 7.03.  CITIBANK AND AFFILIATES.  With
      respect to its Commitment, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include
      Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Banks.

           SECTION 7.04.  BANK CREDIT DECISION.  Each Bank
      acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section
      4.01 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.
      Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

           SECTION 7.05. INDEMNIFICATION. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the A Notes then held by each of them (or if no A Notes are at the time outstanding or if any A Notes are held by Persons which are not Banks, ratably according to the respective amounts of their Commitments (without regard to any B Reduction)), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

           SECTION 7.06.  SUCCESSOR AGENT.  The Agent may resign
      at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $150,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article
      VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                         ARTICLE VIII

                         MISCELLANEOUS

           SECTION 8.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the A
      Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.01, 3.02 or 3.03 hereof, (b) increase the Commitment of any Bank or subject any Bank to any additional obligations, (c) reduce the principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder or (f) amend the definition of Majority

      Banks or this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note; and provided, further, however, that no amendment, waiver or consent shall reduce the principal of or interest on any B Note or postpone any date fixed for any payment of principal of, or interest on, any B Note unless in writing and signed by the Bank holding such B Note.

           SECTION 8.02.  NOTICES, ETC.  All notices and
      other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telecopied, telexed, telegraphed or delivered, if to the Borrower, at its address at 157 Church Street, P.O. Box 1564, New Haven, Connecticut 06506-0901,
      Attention: Charles J. Pepe, Assistant Treasurer;
      telecopy no. 203-499-2414; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; and if to the Agent, at its address at 399 Park Avenue, New York, New York 10043,
      Attention: Department Head, Utilities Department, North American Finance Group, telecopy no. 212-793-6130; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or telegraphed, be effective when deposited in the mails or sent by telecopy or telex or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices and communications delivered pursuant to Article II or VII shall not be effective until received.

           SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

           SECTION 8.04.  COSTS, EXPENSES, TAXES AND INDEMNIFICATION.
      (a) The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement.
      The Borrower further agrees to pay on demand all costs and expenses of the Agent and Banks, if any (including, without limitation, reasonable fees and expenses of counsel for the Agent and counsel for each Bank), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses of the Agent and the Banks in connection with the enforcement of rights under this Section 8.04(a). In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes and the other documents to be delivered hereunder, and agrees to save the Agent and each Bank and their Affiliates harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

           (b)  If any payment of principal of, or
      Conversion of, any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Eurodollar Rate Advance, as a result of a payment or Conversion pursuant to Section 2.09(f),
      2.12 or 2.13 hereof, or acceleration of the maturity of the Notes pursuant to Section 6.01 hereof or if the Borrower fails to borrow or Convert (including, without limitation, failure to borrow or Convert resulting from any failure to fulfill on the date specified for such Borrowing or Conversion the applicable conditions set forth in Article III hereof) in accordance with notices delivered pursuant to Section 2.02 or 2.10 hereof or for any other reason, the Borrower shall, upon demand by any Bank
      (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Eurodollar Rate Advance.

      (c) The Borrower hereby agrees to indemnify and hold harmless each Bank, the Agent, counsel to the Agent and their respective officers, directors, partners, employees and Affiliates (each, an "INDEMNIFIED
      PERSON") from and against any and all claims, damages, losses, liabilities, costs, or expenses
      (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) which any of them may incur or which may be claimed against any of them by any Person:

                (i)  by reason of or in connection with the
      execution, delivery, or performance of this Agreement or the Notes, or the use by the Borrower of the proceeds of any Advance; and

                (ii) in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release, or ownership of any Hazardous Material (i) at, upon, or under any property of the Borrower or any of its Affiliates or
      (ii) by or on behalf of the Borrower or any of its Affiliates at any time and in any place.

           (d)  The Borrower's obligations under this
      Section 8.04 shall survive the repayment of all amounts owing to the Banks and the Agent hereunder and under the Notes and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 8.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

           SECTION 8.05.  RIGHT OF SET-OFF.  Upon the
      occurrence and during the continuance of any Event of Default each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Bank, whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured.
      Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies
      (including, without limitation, other rights of set-off) which such Bank may have.

           SECTION 8.06.  BINDING EFFECT; PARTICIPATIONS
      AND ASSIGNMENTS. (a) This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks. The Agent shall notify the Borrower and the Banks of the effectiveness of this Agreement. The parties hereto who are also parties to the Old Credit Agreement agree that the commitments of the Banks thereunder shall automatically terminate upon the effectiveness of this Agreement.

           (b) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, and (iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

           (c) Any Bank shall have the right to assign its Commitment, Advances and other rights and obligations hereunder, with the prior consent of the Borrower
      (which shall not be unreasonably withheld) and the Agent (which shall not be unreasonably withheld), in accordance with subsection (e) below; provided that any such assignment by any Bank during the continuance of an Event of Default or an event which with the giving of notice or passage of time, or both, would constitute an Event of Default, shall be ineffective without the consent of the Majority Banks.

           (d) If any Bank shall have made a demand for compensation under Section 2.12 hereof, then within 15 days of such demand for compensation (and without relieving the Borrower of its obligation to pay such compensation) the Borrower may demand that such Bank assign in accordance with this Section, to an assignee designated by the Borrower and reasonably acceptable to the Agent, all (but not less than all) of such Bank's Commitment, Advances and other rights and obligations hereunder; provided, that any such demand by the Borrower during the continuance of an Event of Default or an event which with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall be ineffective without the consent of such Bank and the Majority Banks. If within the period ending on the later to occur of the date 30 days from the date of the Borrower's demand and the last day of the longest of the then current Interest Periods for such Advances, any such assignee so designated shall fail to consummate such assignment for any reason, or if the Borrower shall fail to designate an assignee reasonably acceptable to the Agent, then such demand by the Borrower shall become ineffective.
      Notwithstanding anything set forth above in this subsection (d) to the contrary, the Borrower shall not be entitled to compel such an assignment by any Bank making a demand for compensation under Section
      2.12(a) hereof if, prior to or promptly following any such demand by the Borrower, such Bank shall have changed or shall change its Applicable Lending Office for its Eurodollar Rate Advances so as to eliminate the further incurrence of such increased cost.

           (e) Upon its receipt of an assignment agreement executed by an assigning Bank and an assignee pursuant to subsection (c) or (d) above, together with any Note or Notes subject to such assignment, the Agent shall (i) accept such assignment agreement,
      (ii) record the information contained therein in its records and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee and, if necessary, such assignor in an amount equal to the Commitment assumed by it pursuant to such assignment agreement. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall be dated the effective date of such assignment agreement.

           (f) By executing and delivering an assignment agreement, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
      (i) other than as provided in such assignment agreement, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any Note or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Note or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the

      Borrower of any of its obligations under this Agreement, any Note or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the Note or Notes to be assigned to it, together with copies of the financial statements referred to in Section 4.01(e) hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and its Notes; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
      (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

           (g) Any Bank may, in connection with any completed or proposed participation or assignment pursuant to this Section 8.06, disclose to the participant or assignee or proposed participant or assignee, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that, prior to any such disclosure, the participant or assignee or proposed participant or assignee shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

           (h)  Anything in this Section 8.06 to the
      contrary notwithstanding, any Bank may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal
      Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

           SECTION 8.07.  GOVERNING LAW.  (a)  This Agreement
      and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

           (b) The Borrower hereby irrevocably (i) submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or the Notes, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and (iv) waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any other instrument or document delivered hereunder or thereunder. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 8.02 hereof. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

           (c) Nothing in this Section shall affect the right of the Agent or the Banks to serve legal process in any other manner permitted by law or affect the right of the Agent or the Banks to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

           SECTION 8.08.  EXECUTION IN COUNTERPARTS.  This
      Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                          THE UNITED ILLUMINATING
                            COMPANY


                          By   /s/ Kurt Mohlman
                            ----------------------------------
                            Title: Treasurer and Secretary



                          CITIBANK, N.A., as Agent


                          By   /s/ Anita J. Brickell
                            ----------------------------------
                              Vice President

Commitment
- ----------

$30,000,000                   CITIBANK, N.A.


                              By   /s/ Anita J. Brickell
                                -------------------------------
                                 Title:  Vice President

Commitment
- ----------

$25,000,000                   THE BANK OF NEW YORK


                              By  /s/ Michael F. Donohue, Jr.
                                -------------------------------
                                Title:  Senior Vice President

Commitment
- ----------

$25,000,000                  FLEET BANK, N.A.


                             By  /s/ Suresh V. Chivukula
                               --------------------------------
                               Title:  Vice President

Commitment
- ----------

$25,000,000                  SHAWMUT BANK CONNECTICUT, N.A.


                             By   /s/ Thomas Rose
                               --------------------------------
                               Title:  Vice President

Commitment
- ----------

$20,000,000                  THE FIRST NATIONAL BANK OF BOSTON


                             By  /s/ Frank T. Smith, Jr.
                               --------------------------------
                               Title:  Director

Commitment
- ----------

$20,000,000                  UNION TRUST COMPANY


                             By  /s/ John H. Frost
                               --------------------------------
                               Title:  Vice President

Commitment
- ----------

$15,000,000                  BARCLAYS BANK, PLC


                             By  /s/ Vijay Rajguru
                               --------------------------------
                               Title:  Associate Director

Commitment
- ----------

$11,250,000                  THE BANK OF NOVA SCOTIA


                             By  /s/ Steven Lockhart
                               --------------------------------
                               Title:  Senior Manager

Commitment
- ----------

$11,250,000                  THE CHASE MANHATTAN BANK, N.A.


                             By  /s/ A. Neil Sweeny
                               --------------------------------
                               Title:  Vice President

Commitment
- ----------

$11,250,000                  THE FIRST NATIONAL BANK OF CHICAGO


                             By  /s/ Richard Waldman
                               --------------------------------
                               Title:  Vice President

Commitment
- ----------

$11,250,000                  NATIONAL WESTMINSTER BANK USA


                             By  /s/ Michael M. Dwyer
                               --------------------------------
                               Title:  Vice President

Commitment
- ----------

$10,000,000                  STATE STREET BANK AND TRUST COMPANY


                             By  /s/ Lise Ann Boutiette
                               ---------------------------------
                               Title:  Vice President

Commitment
- ----------

$10,000,000                  THE TOKAI BANK, LIMITED


                             By  /s/ Masaharu Muto
                               --------------------------------
                               Title:  Deputy General Manager


$225,000,000         Total of the Commitments

                               SCHEDULE I

                     THE UNITED ILLUMINATING COMPANY

                       REVOLVING CREDIT AGREEMENT

NAME OF BANK             DOMESTIC LENDING OFFICE      EURODOLLAR LENDING OFFICE
- ------------             -----------------------      -------------------------
The Bank of New York     One Wall Street, 19th Floor  One Wall St., 19th Floor
                         New York, NY 10286           New York, NY  10286
                         Attn: Jo-Ann Evans           Attn:  Jo-Ann Evans
                         Energy Industries Division   Energy Industries Div.
                         Telephone: 212.635.7535      Telephone: 212.635.7535
                         Telecopy: 212.635.7923       Telecopy: 212.635.7923

The Bank of Nova Scotia  One Liberty Plaza            One Liberty Plaza
                         New York, New York 10006     New York, New York 10006
                         Attn: Kevin C. Clark         Attn:  Kevin C. Clark
                         Telephone: 212.225.5009      Telephone: 212.225.5009
                         Telecopy: 212.225.5090       Telecopy: 212.225.5090

Barclays Bank PLC        75 Wall Street               Nassau Branch
                         New York, New York 10265     c/o Barclays Bank
                         Attn: Customer Service       75 Wall Street
                               Team 1                 New York, NY 10265
                                                      Attn: Customer Service
                                                           Team 1
                         With a copy to:              Telephone: 212.412.5028
                                                      Telecopy: 212.412.5002
                         222 Broadway, 12th Floor
                         New York, NY 10038
                         Attn: Customer Serv. Team 1
                         Telephone: 212.412.5028
                         Telecopy: 212.412.5002

Citibank, N.A.           399 Park Avenue              399 Park Avenue
                         4th Floor                    4th Floor
                         New York, NY 10043           New York, NY  10043
                         Attn:  Scott DeGhetto        Attn:  Scott DeGhetto
                           Utilities Department         Utilities Department
                         Telephone: 212.559.1670      Telephone: 212.559.1670
                         Telecopy: 212.793.6130       Telecopy: 212.793.6130

NAME OF BANK             DOMESTIC LENDING OFFICE     EURODOLLAR LENDING OFFICE
- ------------             -----------------------     -------------------------

The Chase Manhattan      999 Broad Street            999 Broad Street
Bank, N.A.               Bridgeport, CT 06604        Bridgeport, CT  06604
                         Attn:  Mardi Keeler         Attn:  Mardi Keeler
                            2nd Floor                  2nd Floor
                         Telephone: 203.382.5326     Telephone: 203.382.5326
                         Telecopy: 203.382.6575      Telecopy: 203.382.6575

The First National Bank  100 Federal Street          100 Federal Street
of Boston                Boston, MA 02106            Boston, MA 02106
                         Attn: Carol Holley          Attn: Carol Holley
                         Telephone: 617.434.1921     Telephone: 617.434.1921
                         Telecopy: 617.434.3652      Telecopy: 617.434.3652

The First National Bank  One First National Plaza    One First National Plaza
of Chicago               Suite 0363/1-10             Suite 0363/1-10
                         Chicago, IL  60670          Chicago, IL  60670
                         Attn: Lynn Pozsgay          Attn:  Lynn Pozsgay
                         Administrative Coordinator  Administrative Coordinator
                         Telephone: 312.732.8705     Telephone: 312.732.8705
                         Telecopy: 312.732.4840      Telecopy: 312.732.4840

Fleet Bank, N.A.         One Constitution Plaza      One Constitution Plaza
                         Hartford, CT 06115          Hartford, CT 065115
                         Attn: Suresh Chivukula      Attn: Suresh Chivukula
                            Vice President             Vice President
                         Telephone: 203.244.6038     Telephone: 203.244.6038
                         Jacqueline Steffans         Jacqueline Steffans
                         Telephone: 203.244.5208     Telephone: 203.244.5208
                         Telecopy: 203.244.5391      Telecopy: 203.244.5391

National Westminster     244 Westchester Avenue      244 Westchester Avenue
Bank USA                 White Plains, N.Y. 10604    White Plains, N.Y. 10604
                         Attn: Amelia Coletta        Attn: Amelia Coletta
                         Telephone: 914.681.5021     Telephone: 914.681.5021
                         Telecopier: 914.681.5027    Telecopier: 914.681.5027

NAME OF BANK             DOMESTIC LENDING OFFICE      EURODOLLAR LENDING OFFICE
- ------------             -----------------------      -------------------------

Shawmut Bank             777 Main Street              777 Main Street
Connecticut, N.A.        MSN 397                      MSN 397
                         Hartford, CT 06115           Hartford, CT 06115
                         Telephone: 203.728.4531      Telephone: 203.728.4531
                         Telecopy: 203.728.4621       Telecopy: 203.728.4621

State Street Bank and    225 Franklin Street/M2       225 Franklin Street/M2
Trust Company            Boston, MA  02110            Boston, MA  02110
                         Attn: Lise Anne Boutiette    Attn: Lise Anne Boutiette
                         Telephone: 617.654.3262      Telephone: 617.654.3262
                         Telecopy: 617.654.4176       Telecopy: 617.654.4176

The Tokai Bank, Limited  55 East 52nd Street          55 East 52nd Street
                         Park Avenue Plaza            Park Avenue Plaza
                         New York, NY  10055          New York, NY  10055
                         Attn: Mona Karout            Attn: Mona Karout
                         Telephone: 212.339.1146      Telephone: 212.339.1146
                         Telecopy: 212.754.2171       Telecopy: 212.754.2171

Union Trust Company      Post Office Box 404          Post Office Box 404
                         New Haven, CT 06502-0907     New Haven, CT 06502-0907
                         Attn: Geoffrey G. Gregory    Attn: Geoffrey G. Gregory
                           Senior Vice President        Senior Vice President
                         Telephone: 203.787.0080      Telephone: 203.787.0080
                            (extension 5894)            (extension 5894)
                         Jack Frost                   Jack Frost
                          Vice President               Vice President
                         Telephone: 203.787.0080      Telephone: 203.787.0080
                            (extension 5885)            (extension 5885)
                         Telecopy: 203.782.9673       Telecopy: 203.782.9673

                           EXHIBIT A-1

                          FORM OF A NOTE




$                              Dated: December 15, 1994
 -----------------

      FOR VALUE RECEIVED, the undersigned, THE UNITED
ILLUMINATING COMPANY, a Connecticut corporation (the
"Borrower"), HEREBY PROMISES TO PAY to the order of
_____________________ (the "Bank") for the account of
its Applicable Lending Office (as defined in the Credit
Agreement referred to below) the principal sum of [amount of the Bank's Commitment in figures] or, if less, the aggregate principal amount of the A Advances (as defined below) made by the Bank to the Borrower pursuant to the Credit Agreement outstanding on the Maturity Date.

      The Borrower promises to pay interest on the unpaid principal amount of each A Advance from the date of such A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America to Citibank, as Agent, at One Court Square, Seventh Floor, Zone 1, Long
Island City, New York 11120, in same day funds.  Each A
Advance made by the Bank to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note, provided that the failure to record any A Advance or any payment thereof shall not affect the payment obligations of the Borrower hereunder or under the Credit Agreement.

      This Promissory Note is one of the A Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of December 15, 1994 (as may hereinafter be amended or supplemented, the "CREDIT
AGREEMENT"), among the Borrower, the Bank and certain other banks parties thereto, and Citibank, as Agent for the Bank and such other banks. The Credit Agreement, among other things, (i) provides for the making of advances (the "A ADVANCES") by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

      The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

      This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                     THE UNITED ILLUMINATING COMPANY


                     By
                       -----------------------------
                       Title:

    ADVANCES, MATURITIES, INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date of Maturity Amount of Interest Interest Number of Interest Date Amt. Noted
Advance  Date    Principal   Rate    Period    Days       Due   Paid Paid   By
- ------- -------  --------- -------- -------- --------- -------- ---- ---- -----

                         EXHIBIT A-2

                        FORM OF B NOTE


$225,000,000                  Dated:  December 15, 1994


      FOR VALUE RECEIVED, the undersigned, THE UNITED
ILLUMINATING COMPANY, a Connecticut corporation (the
"BORROWER"), hereby promises to pay to the order of __________ (the "BANK"), at its Applicable Lending Office
(as defined in the Credit Agreement referred to below) the lesser of the principal sum of TWO HUNDRED TWENTY
FIVE MILLION DOLLARS ($225,000,000) and the aggregate unpaid principal amount of all B Advances (as defined in the Credit Agreement) made by the Bank to the Borrower pursuant to Section 2.03 of the Credit Agreement, dated as of December 15, 1994, among the Borrower, certain
Banks parties thereto and Citibank, N.A., as Agent (as may hereinafter be amended or supplemented, the "CREDIT
AGREEMENT"), such payment of each B Advance to be made on the earlier of the Maturity Date or the date listed on the schedule attached hereto as the maturity date for such B Advance, in lawful money of the United States of America in immediately available funds, and to pay interest on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable with respect to such periods and on such dates as determined pursuant to the Credit
Agreement.

      The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from its due date at a rate or rates determined as set forth in the Credit Agreement.

      The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      Each B Advance made by the Bank to the Borrower pursuant to the Credit Agreement, the maturity date thereof, the interest rate applicable thereto and all payments on account of the principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note, provided that the failure to record any B Advance or any payment thereof shall not affect the payment obligation of the Borrower hereunder or under the Credit Agreement.

      This B Note is one of the B Notes referred to in the Credit Agreement, and is entitled to the benefits thereof and subject to the provisions thereof. The
Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This B Note shall be construed in accordance with a governed by the laws of the State of New York and any applicable laws of the Untied States of America.

                               THE UNITED ILLUMINATING
                                COMPANY


                               By
                                 ------------------------
                                  Title:

    ADVANCES, MATURITIES, INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date of Maturity Amount of Interest Interest Number of Interest Date Amt. Noted
Advance   Date   Principal   Rate    Period    Days       Due   Paid Paid  By
- ------- -------- --------- -------- -------- --------- -------- ---- ---- -----

                      EXHIBIT B-1

                  NOTICE OF A BORROWING


                          [Date]



Citibank, N.A., as Agent
  for the Banks parties
  to the Credit Agreement
  referred to below
One Court Square
7th Floor, Zone 1
Long Island City, New York 11120


Attention: Capital Markets/Bank Loan Syndications
Department


Ladies and Gentlemen:

           The undersigned, THE UNITED ILLUMINATING
COMPANY, refers to the Credit Agreement, dated as of December 15, 1994 (as may hereinafter be amended or supplemented, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto and Citibank, N.A., as Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests an A Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "PROPOSED A BORROWING") as required by Section 2.02(a) of the Credit Agreement:

           (i)  The Business Day of the Proposed A
      Borrowing is_____________ _____, 19  .

           (ii) The Type of A Advances comprising the
      Proposed A Borrowing is [Adjusted Base Rate
      Advances] [Eurodollar Rate Advances].

           (iii)     The aggregate amount of the
      Proposed A Borrowing is $_____________.

           (iv) The Interest Period for each Eurodollar
      Rate Advance made as part of the Proposed A
      Borrowing is [____ month[s]].

           The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed A Borrowing:

           (A)  the representations and warranties
      contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

           (B) no event has occurred and is continuing, or would result from such Proposed A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                          Very truly yours,

                          THE UNITED ILLUMINATING
                            COMPANY



                          By
                            ----------------------------
                            Title:

cc:  Citibank, N.A.
     399 Park Avenue
     New York, New York  10043
     Attention:  Utilities Department

                        EXHIBIT B-2

                   NOTICE OF B BORROWING


                          [Date]


[Address of the Banks]


Attention:
          --------------------------

Ladies and Gentlemen:

           The undersigned, THE UNITED ILLUMINATING
COMPANY, refers to the Credit Agreement, dated as of December 15, 1994 (as may hereinafter be amended or supplemented, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto and Citibank, N.A., as Agent for said Banks, and hereby gives you notice pursuant to Section 2.03(a)(i) of the Credit
Agreement that the undersigned hereby requests a B
Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such B Borrowing
(the "PROPOSED B BORROWING") is requested to be made:

      (A)  Date of B Borrowing
                                    --------------------
      (B)  Amount of B Borrowing
                                    --------------------
      (C)  Maturity Date
                                    --------------------
      (D)  Interest Rate Basis
                                    --------------------
      (E)  Interest Payment Date(s)
                                    --------------------
      (F)
           -----------------------  --------------------
      (G)
           -----------------------  --------------------
      (H)
           -----------------------  --------------------

           The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed B Borrowing:

           (a)  the representations and warranties
      contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

           (b) no event has occurred and is continuing, or would result from the Proposed B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

           (c)  no event has occurred and no
      circumstance exists as a result of which the information concerning the undersigned that has been provided to the Agent and each Bank by the undersigned in connection with the Credit
      Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

           (d)  the aggregate amount of the Proposed B
      Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Banks.

           The undersigned hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with Section 2.03 of the Credit Agreement.

                          Very truly yours,

                          THE UNITED ILLUMINATING
                            COMPANY


                          By
                             ---------------------------
                              Title:

cc:  Citibank, N.A., as Agent
     399 Park Avenue
     New York, New York  10043
     Attention:  Utilities Department

                       EXHIBIT C

      FORM OF OPINION OF COUNSEL TO THE BORROWER




                          December 15, 1994



To each of the Banks party to
  the Revolving Credit Agreement,
  dated as of December 15, 1994,
  among The United Illuminating Company,
  said Banks and Citibank, N.A., as Agent
  for said Banks

            THE UNITED ILLUMINATING COMPANY

Ladies and Gentlemen:

      This opinion is furnished to you pursuant to
Section 3.01(d) of the Revolving Credit Agreement, dated as of December 15, 1994 (the "CREDIT AGREEMENT"), among
The United Illuminating Company (the "BORROWER"), the banks parties thereto (the "BANKS") and Citibank, N.A., as Agent for the Banks (the "AGENT"). Terms defined in the Credit Agreement are used herein as therein defined.

      We have acted as counsel for the Borrower in connection with the preparation, execution and delivery of the Credit Agreement and the Notes executed and delivered by the Borrower to the Banks on the date hereof
(the "NOTES").

      In that connection we have examined:

      (1)  The Credit Agreement and the Notes.

      (2) The other documents furnished by the Borrower pursuant to Article III of the Credit
           Agreement.

      (3)  The Certificate of Incorporation of the
           Borrower and all amendments thereto (the
           "CHARTER").

      (4) The bylaws of the Borrower and all amendments thereto (the "BYLAWS").

      (5) (i) A certificate of the Secretary of State of the State of Connecticut, dated
           December 13, 1994, attesting to the continued legal existence of the Borrower in such State; and (ii) a telegram from said
           Secretary of State, dated December 15, 1994, confirming the continued legal existence of the Borrower in such state.

      We have also examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Agent and the Banks.

      Based upon the foregoing and upon such
investigation as we have deemed necessary, we are of the opinion that:

           1.   The Borrower is a corporation duly
      incorporated, validly existing and in good standing under the laws of the State of Connecticut and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified. Except where failure to procure the same will not materially affect the conduct of its business, the Borrower has validly procured and now possesses all franchises, rights, licenses and permits and other similar authorizations which are required for the Borrower's present operations by each jurisdiction in which the Borrower is carrying on any material portion of its businesses.

           2.   The execution, delivery and performance
      by the Borrower of the Credit Agreement, the Notes and all other instruments and documents to be delivered by the Borrower under the Credit
      Agreement, and the transactions contemplated under the Credit Agreement and such other instruments and documents, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the Bylaws or (ii) any law, rule, regulation, order or judgment applicable to, or any contractual restriction binding on or affecting, the Borrower, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

           3.   No authorization, approval or other
      action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement, the Notes or any other document or instrument to be delivered under the Credit Agreement.

           4. The Credit Agreement is, and each of the Notes when delivered hereunder will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms.

           5.   To the best of our knowledge there has
      not been any failure by the Borrower to file at or prior to the time required any report or other filing with any regulatory authority having jurisdiction over it, which failure would materially adversely affect the business, operations, affairs, assets or condition, financial or otherwise, or prospects of the Borrower.

           6.   Except as described in the financial
      statements furnished pursuant to Section 4.01(e) of the Credit Agreement and in the Borrower's
      Annual Report on Form 10-K for the fiscal year ended December 31, 1993, there are neither (i) any actions, suits or proceedings pending or, to the best of our knowledge, threatened against or affecting the Borrower or the property of the Borrower in any court or before any arbitrator of any kind or before or by any governmental body, nor (ii) to the best of our knowledge, any developments or determinations in any such actions, suits or proceedings, which actions, suits, proceedings, developments or determinations may materially adversely affect the business, operations, affairs, assets or condition, financial or otherwise, or prospects of the Borrower or which may materially adversely affect the ability of the Borrower to perform its obligations under the Credit Agreement and the Notes. The Borrower is not in default with respect to any order of any court, arbitrator or governmental body, except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Borrower.

           7.   The Borrower is not an "investment
      company" as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940. The Borrower is not a "holding company" as that term is defined in the Public Utility Holding
      Company Act of 1935.

           8.   No Bank nor the Agent will violate
      Section 36-5a of the Connecticut General Statutes solely by reason of the execution and delivery of the Agreement by such Bank or the Agent, the performance by such Bank or Agent of any of its obligations under the Credit Agreement, the making of advances under the Credit Agreement by such Bank, or the enforcement, or the seeking of enforcement, by such Bank or the Agent of any of its rights under the Credit Agreement.

      The opinion in paragraph 4 above is subject to the following qualifications:

           (a)  The enforceability of the Borrower's
      obligations under the Credit Agreement is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

           (b)  The enforceability of the Borrower's
      obligations under the Credit Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      All of the opinions set forth above are limited to the laws of the State of Connecticut, the State of New
York and the United States of America, and we do not express any opinion concerning any other law.

                               Very truly yours,

                               WIGGIN & DANA




                               By
                                 -----------------------------
                                    William C. Baskin, Jr.

                       EXHIBIT D


          FORM OF OPINION OF SPECIAL NEW YORK
                 COUNSEL TO THE AGENT




                          December 15, 1994




To each of the Banks party to
  the Revolving Credit Agreement
  referred to below, and to
  Citibank, N.A., as Agent for
  such Banks


            THE UNITED ILLUMINATING COMPANY


Ladies and Gentlemen:

      We have acted as counsel to Citibank, N.A., individually and as Agent, in connection with the preparation, execution and delivery of, and the closing on December 15, 1994 under, the Revolving Credit
Agreement, dated as of December 15, 1994 (the "CREDIT
AGREEMENT"), among The United Illuminating Company (the
"BORROWER"), the Banks parties thereto and Citibank, N.A., as Agent for said Banks.

      In this connection, we have examined the following documents:

           1.   a counterpart of the Credit Agreement,
      executed by the parties thereto; and

           2.   the Notes (as defined in the Credit
      Agreement) and the other documents furnished pursuant to Section 3.01 of the Credit Agreement.

      In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have relied, as to factual matters, on the documents we have examined and, as to matters addressed by the opinion of counsel to the Borrower, on such opinion. We have also assumed that you have evaluated, and are satisfied with, the creditworthiness of the Borrower and the business and financial terms evidenced by the Credit Agreement and the Notes.

      Our opinions expressed below are limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinions herein concerning any other law.

      Based upon and subject to the foregoing, we are of the opinion that (i) the Credit Agreement and the Notes we have examined are in substantially acceptable legal form, and (ii) the opinion of counsel to the Borrower and the other documents referred to in paragraph 2 above are substantially responsive to the provisions of the Credit
Agreement pursuant to which the same have been delivered.

                          Very truly yours,





                          KING & SPALDING



MEO:GDP:tah